SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Medic Computer Systems, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          MEDIC COMPUTER SYSTEMS, INC.
                              8601 SIX FORKS ROAD
                         RALEIGH, NORTH CAROLINA 27615

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1997

        TO THE SHAREHOLDERS OF MEDIC COMPUTER SYSTEMS, INC.

             The Annual Meeting of Shareholders of Medic Computer Systems, Inc. (the "Company") will be held at the Raleigh Marriott Crabtree Valley, Raleigh, North Carolina, on Monday, May 12, 1997, at 10:00 a.m., for the following purposes:

        I.     To elect a Board of five directors;

        II.    To ratify the appointment of Coopers & Lybrand L.L.P. as the certified public accountants of the Company for the year ending December 31, 1997; and

        III.   To act upon such other matters as may properly come before the meeting or any adjournment thereof.

        The foregoing items are more fully described in the Proxy
        Statement accompanying this Notice.

             The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person, even if such shareholder returned a proxy.

             The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report for the year ended December 31, 1996.

        IMPORTANT -- YOUR PROXY IS ENCLOSED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO EXECUTE AND
        PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

        Raleigh, North Carolina
        April 18 , 1997

        By Order of the Board of Directors
        Luanne L. Roth,
        Vice President, Chief Financial
        Officer and Secretary

                          MEDIC COMPUTER SYSTEMS, INC.
                              8601 SIX FORKS ROAD
                         RALEIGH, NORTH CAROLINA 27615
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1997
                 INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
     The enclosed proxy is solicited by the Board of Directors of Medic Computer Systems, Inc., a North Carolina corporation (the "Company"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is 8601 Six Forks Road, Raleigh, North Carolina 27615. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 18, 1997.
REVOCABILITY OF PROXIES
     Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Company (Attention: Luanne L. Roth, Secretary). If the maker of a proxy attends the Annual Meeting of Shareholders and elects to vote in person, any previously executed proxy is thereby revoked.
VOTING AND SOLICITATION
     When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon, or if no direction is indicated thereon (and the proxy is not subsequently properly revoked), it will be voted (i) FOR the election of the five nominees for director identified below, (ii) FOR ratification of the appointment of Coopers & Lybrand L.L.P. as certified public accountants of the Company for the year ending December 31, 1997, and (iii) in the discretion of the proxies named therein on any other matters as may properly come before the meeting. Shareholders will be entitled to one vote for each share of Common Stock held on the record date.
     Only the holders of Common Stock of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting. On that date, 25,723,004 shares of Common Stock were outstanding. The affirmative vote of a plurality of the shares entitled to vote at the Annual Meeting is required to elect the directors and a majority of the shares present or represented and entitled to vote at the Annual Meeting is required for ratification of the appointment of Coopers & Lybrand.
     While there is no definitive statutory or case law authority in North Carolina as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present and determining the number of shares present or represented and entitled to vote. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Although there is no applicable North Carolina statutory or case law authority, in a 1988 case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that broker nonvotes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but not counted for purposes of determining the number of shares present or represented and entitled to vote. Accordingly, the Company intends to treat broker nonvotes in this manner.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
NOMINEES
     The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be no less than three and no more than nine. The number of director seats currently authorized is five. Five directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies not limited to the contrary will be voted FOR the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                               DIRECTOR
NAME OF NOMINEE        AGE      SINCE
John P. McConnell      46        1982
Alan W. Winchester     41        1996
John L. Corse          55        1992
Thomas C. Nelson       34        1990
Patrick V. Hampson     42        1993

     JOHN P McCONNELL co-founded the Company in June 1982 and has served as President and Chief Executive Officer and as a director of the Company since that time.
     ALAN W. WINCHESTER co-founded the Company in June 1982 and has served as President-Clinical Products Division since April 1996, as Vice President-Customer Services since February 1993, as Vice President-Sales from June 1982 to October 1989 and as a director since March 1996. Mr. Winchester pursued a Master of Divinity degree from Southeastern Theological Seminary from January 1990 to December 1992 and re-joined the Company in November 1992.
     JOHN L. CORSE has served as a director of the Company since August 1992. Since February 1995, he has served as President of Hughes Advanced Systems, a subsidiary of Hughes Aircraft Company and a provider of information systems and services to businesses. From 1993 to 1995, Mr. Corse was a self-employed business consultant. From 1992 to 1993, he served as President and Chief Executive Officer of Security Software America, Inc., a software publisher serving government contractors and government agencies. Mr. Corse is also a director of Computer Learning Centers, Inc.
     THOMAS C. NELSON has served as a director of the Company since December 1993 and previously from November 1990 to September 1992. Mr. Nelson has been a general partner of Wakefield Group, L.P., a venture capital partnership based in Charlotte, North Carolina, since September 1988 and Vice Chairman and Executive Vice President of National Gypsum Company since February and May 1996, respectively. From September 1992 until September 1993, Mr. Nelson served as a White House Fellow in the Department of Defense.
     PATRICK V. HAMPSON has served as a director of the Company since February 1993. Mr. Hampson is President and CEO of MED3000 Group, Inc. and President of Strategic HealthCare Advisors, Inc. in Pittsburgh, Pennsylvania. MED3000 Group, Inc. and Strategic HealthCare Advisors provide consulting and integration services to the healthcare community.
VOTE REQUIRED
     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors of the Company.
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES
     The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and the Bylaws of the Company. During the year ended December 31, 1996, the Board of Directors held four formal meetings, excluding actions that were taken by unanimous written consent during the year. Each member of the Board attended at least 75 percent of the 1996 meetings of the Board of Directors and Board committees of which he was a member.
     The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Plan Committee. The Audit Committee consists of Messrs. Corse, Nelson and Hampson. The Audit Committee held two meetings during 1996. The functions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the results of the audit and the auditors' letter regarding
                                       2
their observations and recommendations to the Company, if any. The Committee reports to the entire Board with respect to audit-related matters. The Compensation Committee consists of Messrs. Corse, Hampson and Nelson. The Stock Plan Committee consists of Mr. McConnell and Mr. Nelson. The Compensation Committee's functions are to review the remuneration of the Company's officers and make adjustments with respect thereto, to administer other aspects of the Company's compensation programs, and to make recommendations to the full Board regarding compensation for Board services. The Stock Plan Committee's functions are to administer the Company's Amended and Restated Stock Plan (the "Stock Plan") and to make recommendations to the full Board regarding the administration of the Stock Plan. During 1996, the Compensation Committee held one meeting.
     All directors are reimbursed for expenses incurred in connection with each Board and committee meeting attended, and historically nonemployee directors were paid $750 for each Board meeting attended in person. In January 1996, this per meeting payment was eliminated and each nonemployee director of the Company was granted an option to purchase 4,000 shares of Common Stock at an exercise price of $30.00 per share (the fair market value on the date of grant) vesting ratably over three years based on continued service as a director. No other compensation was paid by the Company to directors for such services.
  PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS
     The Board of Directors of the Company has appointed the firm Coopers & Lybrand L.L.P. ("Coopers") to serve as the certified public accountants of the Company for the year ending December 31, 1997, and recommends that the shareholders ratify such action. If the appointment of Coopers is not ratified by the shareholders, the Board of Directors will reconsider its selection. Coopers has audited the accounts of the Company since 1990 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent accountants. Representatives of Coopers are expected to attend the Annual Meeting of Shareholders. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.
     The affirmative vote of a majority of the shares present or represented and entitled to vote shall constitute ratification of the appointment of Coopers.
     The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Coopers as certified public accountants for 1997.
                                       3

                               OTHER INFORMATION
PRINCIPAL SHAREHOLDERS
     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of March 31, 1997 (except as otherwise noted in the footnotes) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the current Named Executive Officers, as listed in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.

                                                   SHARES
                                                BENEFICIALLY     PERCENTAGE
NAME                                               OWNED         OWNED (1)
Putnam Investments, Inc. (2)                       3,304,456        12.8%
One Post Office Square
Boston, Massachusetts 02109
Pilgrim Baxter & Associates, Ltd. (3)              2,474,600         9.6%
11255 Drummers Lane, Suite 300
Wayne, Pennsylvania 19087-1590
T. Rowe Price Associates, Inc. (4)                 1,887,400         7.3%
100 East Pratt Street
Baltimore, Maryland 21202
John P. McConnell (5)                              1,745,911         6.8%
8601 Six Forks Road
Raleigh, North Carolina 27615
Nicholas-Applegate Capital Mgmt (6)                1,096,538         4.3%
600 West Broadway, 29th Floor
San Diego, California 92101
Kenneth B. Howard (7)                                627,210         2.4%
Thomas C. Nelson (8)                                 566,263         2.2%
Michael J. Custode                                   220,790           *
Alan W. Winchester (9)                                73,500           *
G. Michael Anthony (10)                               10,470           *
Patrick V. Hampson (11)                                8,374           *
John L. Corse (12)                                     7,333           *
All current executive officers and                 3,408,465        13.2%
  directors as a group (10 persons) (13)

  * Less than one percent.
 (1) As of March 31,1997 the Company had 25,723,004 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of outstanding options or warrants that may be exercised within 60 days after March 31, 1997 for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.
 (2) As reported in the Schedule 13G dated January 27, 1997 filed with the Securities and Exchange Commission ("SEC") by Putman Investments, Inc. ("Putman"), Putman has shared voting power over 111,000 shares and shared dispositive power over 3,304,456 shares.
 (3) As reported in the Schedule 13G dated February 14, 1997 filed with the SEC by Pilgrim Baxter & Associates, Ltd. ("PBA"), PBA has shared voting and sole dispositive power over such shares.
 (4) As reported in the Schedule 13G dated February 14, 1997 filed with the SEC by T. Rowe Price, Inc. ("TRP"). TRP has sole voting power over 113,600 shares and sole dispositive power over 1,887,400 shares.
 (5) Includes 40,000 shares owned by the Company's Profit Sharing Plan and Trust, of which Mr. McConnell is a trustee and therefore deemed a beneficial owner of such shares. Also includes 4,800 shares owned by certain of Mr. McConnell's family members.
 (6) As reported in the Schedule 13G dated February 7, 1997 filed with the SEC by Nicholas-Applegate Capital Management ("NACM"), NACM has sole voting power over 850,835 shares, shared voting power over 2,100 shares, and sole dispositive power over 1,096,538 shares.
(FOOTNOTES CONTINUED ON NEXT PAGE)
                                       4

 (7) Includes 83,206 shares owned by Mr. Howard's spouse.
 (8) Includes 564,930 shares owned by Wakefield Group, L.P. Mr. Nelson is a general partner of Wakefield Group, L.P. and has shared voting and investment power with respect to the shares owned by Wakefield Group, L.P. Also includes 1,333 non-qualified stock options exercisable until January 2, 2006.
 (9) Includes 15,000 shares transferable to Mr. Winchester pursuant to an assignment of option shares originally transferable to Mr. McConnell pursuant to an option granted to Mr. McConnell by Springdale Venture Partners, L.P. and Wakefield Group, L.P., that is exercisable until August 11, 2002. Includes 2,607 incentive stock options and 17,393 non-qualified stock options exercisable until January 2, 2006.
(10) Includes 720 shares owned by Mr. Anthony's spouse.
(11) Shares held by Mr. Hampson are jointly held by Mr. Hampson and his spouse as joint tenants with the right of survivorship. Includes eight shares owned by a family member of Mr. Hampson. Also includes 1,333 non-qualified stock options exercisable until January 2, 2006.
(12) Includes 1,333 non-qualified stock options exercisable until January 2, 2006.
(13) See footnotes 5 and 7-12. Also includes 117,214 shares owned directly by and 31,400 shares owned directly by family members of executive officers not named in the table.
COMPENSATION OF EXECUTIVE OFFICERS
     The following table reflects all cash and noncash compensation paid by the Company to the Named Executive Officers for their services in all capacities during the years ended December 31, 1996, 1995 and 1994:
                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
NAME AND PRINCIPAL                      ANNUAL COMPENSATION      COMPENSATION        ALL OTHER
POSITION                      YEAR      SALARY       BONUS         OPTIONS        COMPENSATION (1)
John P. McConnell,             1996    $300,000     $252,817                      $ 26,235(2)(4)(5)
President and Chief            1995     285,000      252,000               --       27,889(3)(5)(6)
Executive Officer              1994     263,618      175,000               --       31,853(4)(5)(6)
Alan W. Winchester,            1996     167,595       70,000           60,000       19,390(2)(5)
President, Clinical            1995     137,800       64,000               --       18,409(3)(5)
Products Division              1994     130,000       55,000               --       17,312(5)(6)
Kenneth B. Howard,             1996     176,610       71,000               --       18,944(2)(5)
Vice President, Sales and      1995     167,400       64,000               --       19,251(2)(5)
Marketing                      1994     160,400       60,000               --       20,683(5)(6)
Michael J. Custode,            1996     218,711           --               --       13,325(2)
Vice President,                1995     212,240           --               --       13,601(3)
Product Strategies             1994     204,500           --               --       17,130(6)
G. Michael Anthony,            1996     128,475       55,000               --       19,393(2)(5)
Vice President,                1995     122,354       50,000               --       19,241(3)(5)
Engineering                    1994     115,973       45,000               --       19,071(5)(6)

(1) Consists of contributions by the Company for the benefit of the Named Executive Officers to the Medic Computer Systems, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), Pension Plan (the "Pension Plan") and Employee Retirement Savings Plan (the "401(k) Plan"). Company contributions under the Profit Sharing Plan generally vest (become nonforfeitable) at the rate of 20% per year after completion of two years of service until they are fully vested after six years of service. Company contributions under the Pension Plan generally vest at the rate of 20% per year after completion of three years of service until they are fully vested after seven years of service. Company contributions under the 401(k) Plan generally vest in full after three years of service. Company contributions under each of such plans are normally distributed upon termination of employment with the Company or, in the case of the Profit Sharing Plan, after the participant reaches the age of 65, if earlier than termination of employment.
(2) In 1996 the Company made the following respective contributions to the Profit Sharing Plan, the Pension Plan and the 401(k) Plan for the benefit of: Mr. McConnell $5,019,$8,306 and $250; Mr. Winchester $5,019, $8,744 and
    $227; Mr. Howard $5,019, $8,306 and $219; Mr. Custode $5,019, $8,306 and $0;
    and Mr. Anthony $5,019, $6,799 and $375.
                                       5

(3) In 1995, the Company made the following respective contributions to the Profit Sharing Plan, the Pension Plan and the 401(k) Plan for the benefit of: Mr. McConnell, $5,242, $8,359 and $250; Mr. Winchester, $5,242, $7,504
    and $263; Mr. Howard, $5,242, $8,359 and $250; Mr. Custode, $5,242, $8,359
    and $0; and Mr. Anthony, $5,242, $6,424 and $375.
(4) The Company paid life insurance premiums for the benefit of John P. McConnell in the amount of $5,460, $6,838 and $5,254 in 1996, 1995 and 1994, respectively.
(5) In each of 1996, 1995 and 1994, the Company paid automobile allowances of $7,200 to Mr. McConnell, $5,400 to Mr. Winchester, $5,400 to Mr. Howard, and $7,200 to Mr. Anthony.
(6) In 1994, the Company made the following respective contributions to the Profit Sharing Plan, the Pension Plan and the 401(k) Plan for the benefit of: Mr. McConnell, $8,254, $10,832 and $313; Mr. Winchester, $4,652, $6,979
    and $281; Mr. Howard, $6,653, $8,380 and $250; Mr. Custode, $7,000, $10,130
    and $0; and Mr. Anthony, $5,498, $5,998 and $375.
OPTIONS, GRANTS, EXERCISES AND HOLDINGS AND YEAR-END OPTION VALUES
     The following table summarizes all option grants during the year ended December 31, 1996 to the Named Executive Officers:
             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1996

                                                              %
                                                              OF
                                                              TOTAL         EXERCISE
                                                 NUMBER       OPTIONS       OR
                                                 OF           GRANTED       BASE                             POTENTIAL REALIZABLE
                                                 SHARES       TO            PRICE                              VALUE AT ASSUMED
                                                 UNDERLYING   EMPLOYEES     PER                             ANNUAL RATES OF STOCK
                                                 OPTIONS      IN            SHARE             EXPIRATION    PRICE APPRECIATION OF
NAME                                             GRANTED      1996          (1)               DATE             OPTION TERM (2)
                                                                                                               5%           10%
Alan W. Winchester                               60,000(3)    34.7%         $30.00            1/2/2006     $1,132,200    $2,868,600

(1) The exercise price may be paid in cash or a check to the order of the Company, or by any other means determined by the Board of Directors.
(2) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not be necessarily be achieved.
(3) These options were granted in January 1996 and are exercisable one third December 1996 and two thirds December 1997.
     The following table sets forth information concerning each exercise of stock options during 1996 by each of the Named Executive Officers and the year-end value of unexercised options:
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                                                                           NUMBER
                                                                                             OF
                                                                                          UNEXERCISED              VALUE OF
                                                                                          OPTIONS/SARS          UNEXERCISED IN-
                                                                                             AT                    THE-MONEY
                                                             SHARES                        FY-END               OPTIONS/SARS AT
                                                             ACQUIRED                     EXERCISABLE/            FY-END (1)
                                                             ON               VALUE       UNEXERCISABLE          EXERCISABLE/
NAME                                                         EXERCISE        REALIZED        (2)               UNEXERCISABLE (2)
Alan W. Winchester........................................   37,140         $1,310,468    35,000/40,000        $810,805/$412,520
Michael J. Custode........................................   20,000         $637,500         --                       --

(1) Market value of underlying securities at fiscal year end, minus the exercise price.
(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.
                                       6

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board of Directors is responsible for establishing compensation levels for management. The policy of the Compensation Committee is to establish compensation for executive officers utilizing two components, a base salary and a performance-based bonus. In addition, the Stock Plan Committee periodically makes grants, or recommendations to the Board of Directors regarding grants, of options to purchase Common Stock, based on the same factors utilized in awarding bonuses. Base salary for 1996 for the Company's President was determined partially upon an evaluation by the Compensation Committee of the Company's performance during 1995, including the successful completion of several acquisitions. The levels of base compensation established for executive officers reflected the President's evaluation of each individual's performance during 1995, the expectation of the Board with respect to individual duties in 1996, and the average percentage increase in base salaries for non-executive officers of the Company during 1995. Base salaries of executive officers for 1996 represented an increase of approximately 6.9% over 1995 base salaries.
     In 1996, the Board of Directors approved payments under a bonus plan for key management personnel. The participants in, the amounts to be awarded under, and the performance criteria to be met pursuant to, the bonus plan (except as relating to the President) were established by the President, and cash bonuses to the participants were awarded by the Board upon satisfaction of the performance criteria. Bonuses were based on the performance of the Company as reflected by the level of the Company's revenue, income from operations, net income and earnings per share ("EPS") as compared to 1995. Bonuses were also established in part as an incentive to future performance. Mr. McConnell's target bonus is calculated at 70% of his base salary and was based on the Company achieving a target EPS. Additional bonus was paid out to Mr. McConnell according to a mathematical formula used when the Company exceeds its target EPS, although Mr. McConnell declined his full bonus payable under this calculation. In 1996, bonuses under the plan totaled approximately $894,000. For 1996, Messrs. McConnell, Winchester, Howard, and Anthony were paid $252,817, $70,000, $71,000 and $55,000, respectively, under the bonus plan. It is anticipated that similar types of management bonus plans will be implemented for years subsequent to 1996.
     The Company's compensation policy has been generally to exclude the Named Executive Officers from annual option grants under the Stock Plan. The reasons for this policy are (i) the Named Executive Officers each own enough of the Company's equity securities that their interests are closely tied to the interests of shareholders in general, and (ii) the Company provides performance/incentive based compensation to such individuals through the management bonus plan in lieu of granting stock options. Notwithstanding the foregoing, the Company could change this policy at any time, although there are no current plans to do so.
     For compensation paid to the President and other named executive officers in 1996, no reference was made to the data for comparable companies included in the performance graph attached to this report and included with the Company's proxy materials for its Annual Meeting of Shareholders to be held on May 12, 1997. The Board believes that not all of the companies included in the performance graph are necessarily comparable for the purpose of determining compensation for the Company's executives.
JOHN L. CORSE
PATRICK V. HAMPSON
JOHN P. MCCONNELL
THOMAS C. NELSON
ALAN W. WINCHESTER
COMPENSATION COMMITTEE AND STOCK PLAN COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Compensation Committee are Messrs. Corse, Hampson and Nelson. The members of the Stock Plan Committee are Mr. McConnell and Mr. Nelson. Mr. McConnell was the President of the Company during 1996. In addition, Mr. McConnell also participated in discussions of the Board of Directors concerning executive officer compensation during 1996 with the exception that he was not present for discussions relating to his compensation. Other than Mr. McConnell, no officers, former officers or employees of the Company participated in such discussions. In addition, Mr. McConnell serves on the Board of Directors of MED3000 Group, Inc. of which Mr. Hampson is President and CEO.
EMPLOYMENT AGREEMENTS
     The Company has employment agreements with Messrs. McConnell, Anthony, Custode and Howard. Pursuant to those agreements, Mr. McConnell serves as the Company's President, Mr. Anthony as the Company's Vice President, Engineering, Mr. Custode as the Company's Vice President, Product Strategies and Mr. Howard as the Company's Vice President, Sales and Marketing. All of the employment agreements contain noncompetition and confidentiality provisions binding the
                                       7
employees. Each of the agreements with Messrs. McConnell, Anthony and Howard is for an indefinite term but terminates upon (i) death or disability of the employee, (ii) termination of the employee by the Company with or without cause, or (iii) 30 days' advance notice by the employee. The agreement with Mr. Custode is for a term of four years, expiring in June 1997, subject to termination without further Company obligation in the event of resignation by, or termination for cause of, the employee. Under this agreement, the Company must pay the employee his salary and benefits for one month after his death or disability, and for the remainder of the agreement term in the event of any other termination.
PERFORMANCE GRAPH(1)
                  COMPARISON OF FIFTY-TWO MONTH(2) CUMULATIVE
                             TOTAL RETURN(3) AMONG
                         MEDIC COMPUTER SYSTEMS, INC.,
           CRSP(4) TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET AND
          CRSP NASDAQ COMPUTER & DATA PROCESSING SERVICES STOCKS INDEX

(Performance Graph appears here. Plot points are listed in the table below.)

                     August 31  December 31  June 30  December 31  June 30  December30  June 30  December 29   June 28  December 31
                       1992        1992       1993       1993       1994      1994       1995      1995          1996     1996
Medic                   100       161.19     110.45     167.16     173.13     370.15     459.70     722.39     968.67     962.70
Nasdaq Stock Market     100       120.66     125.29     138.51     126.49     135.40     168.83     191.47     216.78     235.53
Nasdaq Computer &
   Data Processing      100       120.95     126.82     128.01     127.00     155.40     207.34     236.67     275.42     292.27

(1) Assumes $100 invested on August 31, 1992 in each of the Company's Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market and CRSP NASDAQ Computer & Data Processing Services Stocks Index.
(2) Indicates comparison of total return for all of 1993 to 1996 and for that period of 1992 (August 4- December 31) during which the Company's Common Stock was registered under Section 12 of the Exchange Act, except that August 31, 1992 was used as the reference date for the beginning of the measurement period in order to have a comparable beginning reference date for the comparison indices.
(3) Total return assumes reinvestment of dividends. "CRSP" is the Center for Research in Securities Prices at the University of Chicago.
                                       8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.
     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent shareholders were complied with, except for the following late reports:
(i) one transaction consisting of an option granted pursuant to the Company's Stock Plan was reported late by Mr. Patrick V. Hampson , (ii) one transaction of an option granted pursuant to the Company's Stock Plan was reported late by Mr. Alan W. Winchester, and (iii) one transaction of an option granted pursuant to the Company's Stock Plan was reported late by Mr. Thomas K. Skelton, Jr. DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
     Shareholders having proposals that they desire to present at next year's annual meeting of shareholders should, if they desire that such proposals be included in the Board of Directors' proxy and Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Raleigh, North Carolina, not later than December 19, 1997. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. Proposals may be mailed to Secretary, Medic Computer Systems, Inc., 8601 Six Forks Road, Raleigh, North Carolina 27615.
                                 OTHER MATTERS
     The shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions, if any, given therein. The Board of Directors knows of no other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.
Raleigh, North Carolina
April 18, 1997
                                         By Order of the Board of Directors
                                         Luanne L. Roth
                                         Vice President, Chief Financial Officer
                                         and Secretary

*******************************************************************************
                                   APPENDIX

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                          MEDIC COMPUTER SYSTEMS, INC.
                              8601 Six Forks Road
                         Raleigh, North Carolina 27615
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1997
     The undersigned hereby appoints John P. McConnell and Luanne L. Roth, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Medic Computer Systems, Inc. held of record by the undersigned on March 31, 1997 at the Annual Meeting of Shareholders to be held at the Raleigh Marriott Crabtree Valley, Raleigh, North Carolina on May 12, 1997, or at any adjournment thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

(1) ELECTION OF DIRECTORS:
   FOR ALL NOMINEES LISTED BELOW                          WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
   (except as marked to the contrary below) [ ]           [ ]

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
                 A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
    John L. Corse  Patrick V. Hampson  John P. McConnell  Thomas C. Nelson  Alan
                                   W. Winchester
    (2) To ratify the selection of Coopers & Lybrand L.L.P., independent public accountants, as auditors of the Company for the fiscal year 1997.
                    VOTE FOR [ ]        VOTE AGAINST [ ]       ABSTAIN [ ]
    (3) In their discretion, to vote upon such other matters as may properly come before the meeting.
                  GRANT AUTHORITY [ ]             WITHHOLD AUTHORITY [ ]
                                     (over)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT'S SLATE OF NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.
                                              Signature
                                              Signature, if held jointly
                                              Please date and sign exactly as
                                              name appears on your stock
                                              certificate. Joint owners should
                                              each sign personally. Trustees,
                                              custodians, executors and others
                                              signing in a representative
                                              capacity should indicate the
                                              capacity in which they sign.
                                              Date:                       , 1997
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.